                                                                      EXHIBIT 11

                                 CD RADIO INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                       COMPUTATION OF NET LOSS PER SHARE




                                                                                                            For the period
                                                                                                             May 17, 1990
                                           Three months ended                 Nine months ended                 (date of
                                      -----------------------------     --------------------------------       inception)
                                        September        September        September         September         to September
                                           30,              30,              30,               30,                 30,
                                          1996             1995             1996              1995                1996
                                      ------------      -----------     -------------     --------------     ---------------
 Net loss                              ($667,488)       ($705,498)      ($1,871,372)       ($1,654,597)       ($17,576,657)
                                      ============      ===========     =============     ==============     ===============

 Weighted average common shares        9,405,766        9,219,949         9,440,913          9,206,034           7,024,303
 outstanding

 Net common shares issuable upon
 the exercise of outstanding
 options issued within one year
 of initial public offering
                                              --               --                --                 --             373,018

 Weighted average common shares
 outstanding
                                       9,405,677        9,219,949         9,440,913          9,206,034           7,397,321
                                      ============      ===========     =============     ==============     ===============
 Net loss per common share and
 common share equivalent
                                          ($0.07)          ($0.08)           ($0.20)            ($0.18)             ($2.50)
                                      ============      ===========     =============     ==============     ===============





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